Exhibit 99.1

Waste Connections Announces Senior Notes Offering

TORONTO, ONTARIO, June 11, 2024 – Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) announced today that it plans to proceed, subject to market and other conditions, to offer Canadian dollar-denominated senior notes (the “Notes”) in an underwritten public offering in the U.S. and by way of private placement in each of the provinces of Canada (the “Offering”). The Notes will be senior unsecured obligations of the Company. Waste Connections intends to use the net proceeds from the Offering to repay a portion of the Canadian dollar-denominated borrowings outstanding under its revolving credit facility provided under its credit agreement.

CIBC Capital Markets, TD Securities, and Scotiabank are acting as joint book-running managers and underwriters for the Offering. The Offering will be made in the United States pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 1, 2021 (the “Registration Statement”) and on a private placement basis in Canada to purchasers in each province of Canada under a Canadian offering memorandum (the “Canadian Offering Memorandum”), which includes the Registration Statement. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering and, in Canada, the Canadian Offering Memorandum, may be obtained by contacting CIBC World Markets Inc., 161 Bay Street, 5th Floor, Toronto, ON M5J 2S8, Attention: Debt Capital Markets, at cibcdebtsyndication@cibc.com or by telephone at 416-594-8515, TD Securities Inc., 222 Bay Street, 7th Floor, Toronto, ON M5K 1A2, Attention: Debt Capital Markets, at tdcan-syndicate@tdsecurities.com or by telephone at 416-982-2243, or Scotia Capital Inc., 40 Temperance Street, 4th Floor, Toronto, ON M5H 3Y2 , Attention: Debt Capital Markets, at dcmtoronto@scotiabank.com or by telephone at 416-863-7776. Copies of the preliminary prospectus supplement and the accompanying base prospectus for the Offering will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any offer, solicitation or sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events, including the potential Offering and the Company’s use of proceeds. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” “estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks, assumptions and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about the timing and other elements of the Offering. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed in the preliminary prospectus supplement and the accompanying base prospectus, which are both a part of the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and those risk factors set forth from time to time in the Company’s other filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253	Joe Box / (832) 442-2153
maryannew@wasteconnections.com	joe.box@wasteconnections.com